UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed in that certain Form 8-K filed on May 10, 2016, Hercules Capital, Inc. (the “Company”), through a special purpose wholly-owned subsidiary, Hercules Funding III, LLC, as borrower, entered into the Loan and Security Agreement (the “Union Bank Credit Facility”) with MUFG Union Bank, N.A. (“Union Bank”), as the arranger and administrative agent, and the lenders party thereto from time to time on May 5, 2016.

In connection with entering into the Union Bank Credit Facility, on May 19, 2016, the Company terminated the Second Amended and Restated Loan and Security Agreement (the “Agreement”), by and among the Company, as borrower, Union Bank, as a lender and agent, and the other lenders party thereto from time to time, dated as of August 14, 2014 (the “Termination”).

In connection with the Termination, the Company paid the required final payoff amount to Union Bank as consideration for terminating its obligations under the Agreement and the following agreements:

i.	the Agreement;

ii.	the possessory collateral agreement, by and between the Company and Union Bank and dated as of August 14, 2014;

iii.	the custody agreement, by and between the Company and Union Bank and dated as of August 14, 2014; and

iv.	other ancillary agreements which were entered into in connection with the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

May 25, 2016	By:	/s/ Melanie Grace
Melanie Grace General Counsel, Chief Compliance Officer and Secretary